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                                                                    EXHIBIT 1.3

                                        [LOGO]
                                        HARTFORD LIFE



April 12, 1999
                                        LYNDA GODKIN, SENIOR VICE PRESIDENT,
                                        GENERAL COUNSEL & CORPORATE SECRETARY

                                        LAW DEPARTMENT
Board of Directors
Hartford Life and Annuity Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:  SEPARATE ACCOUNT VL II
     HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
     POST-EFFECTIVE AMENDMENT NO. 1
     FILE NO. 333-67373

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life and Annuity Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life and Annuity Insurance Company Separate Account VL II (the "Account") in connection with the registration of an indefinite amount of securities in the form of last survivor flexible premium variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form S-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Form S-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.


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Board of Directors
Hartford Life and Annuity Insurance Company
April 12, 1999
Page 2


I hereby consent to the filing of this opinion as an exhibit to the Form S-6 Registration Statement for the Policies and the Account.

Sincerely,

/s/ Lynda Godkin
Lynda Godkin